Exhibit 4.38A

REAFFIRMATION OF INTERCREDITOR AGREEMENT

THIS REAFFIRMATION OF INTERCREDITOR AGREEMENT (this “Reaffirmation”) is dated as of May 31, 2011, by and among:  (a) CLEAN HARBORS, INC., a Massachusetts corporation (“Clean Harbors”), and the Subsidiaries of Clean Harbors that are organized under the laws of a state of the United States or the District of Columbia and are party to the Loan Documents (as defined in the Restated Credit Agreement referred to below) from time to time (together with Clean Harbors, the “U.S. Facility Loan Parties” and each a “U.S. Facility Loan Party”); (b) U.S. BANK NATIONAL ASSOCIATION, in its capacity as the Senior Secured Notes Agent under the Intercreditor Agreement referred to below; and (c) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Agent”) under the Restated Credit Agreement referred to below.

Reference is made to (a) that certain Second Amended and Restated Credit Agreement dated as of July 31, 2009 (as amended, modified and supplemented from time to time, the “Initial ABL Loan Agreement”), among the U.S. Facility Loan Parties party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for such lenders, (b) that certain Indenture dated as of August 14, 2009 (as amended, modified and supplemented from time to time, the “Senior Secured Notes Indenture”), among Clean Harbors, the other U.S. Facility Loan Parties party thereto as Guarantors, and U.S. Bank National Association as Trustee and Notes Collateral Agent thereunder, and (c) that certain Intercreditor Agreement dated as of August 14, 2009 (as amended, modified and supplemented from time to time, the “Intercreditor Agreement”), among Clean Harbors, the other U.S. Facility Loan Parties party thereto, Bank of America, N.A., as the Initial ABL Agent thereunder, and the Senior Secured Notes Agent.  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Intercreditor Agreement.

On even date herewith, Clean Harbors and Clean Harbors Industrial Services Canada, Inc., an Alberta corporation (the “Canadian Borrower”), are entering into that certain Third Amended and Restated Credit Agreement (as amended, restated, modified and supplemented from time to time, the “Restated Credit Agreement”), with the Agent and the lenders from time to time party thereto (the “Lenders”), pursuant to which the Agent and the Lenders have agreed, among other things, to (i) amend and restate the Initial ABL Loan Agreement on the terms set forth in such Restated Credit Agreement and (ii) to increase the amount of the revolving credit facility available to the U.S. Borrower to $150,000,000 and to provide the Canadian Borrower with a $100,000,000 revolving credit facility.

In connection with the execution and delivery by the U.S. Facility Loan Parties of the Restated Credit Agreement and the other Loan Documents (as defined in the Restated Credit Agreement), each of the Agent, on behalf of itself and the Lenders, and the Senior Secured Notes Agent, on behalf of itself and the other Senior Secured Notes Claimholders, hereby confirm and agree, pursuant to Section 5.3 of the Intercreditor Agreement and the definition of “ABL Loan Agreement” therein, that (a) all references in the Intercreditor Agreement to the “ABL Loan Agreement” shall be deemed, from and after the date hereof, to refer to the Restated Credit Agreement, (b) all references in the Intercreditor Agreement to the “ABL Agent” shall be deemed, from and after the date hereof, to refer to the Agent, (c) all references to the “ABL

Lenders” shall be deemed, from and after the date hereof, to refer to the Lenders, and (d) that, effective as of the date hereof, the Intercreditor Agreement shall bind the Agent as ABL Agent and U.S. Bank National Association as the Senior Secured Notes Agent according to the terms thereof.

In furtherance of the foregoing, (a) Clean Harbors hereby designates the Restated Credit Agreement as the sole “ABL Loan Agreement” under the Intercreditor Agreement and (b) the Senior Secured Notes Agent hereby certifies and acknowledges that it has received (i) a copy of the Restated Credit Agreement and a certificate of an officer of Clean Harbors certifying that the indebtedness incurred by the Loan Parties (as defined in the Restated Credit Agreement) pursuant to the Restated Credit Agreement has been incurred in compliance with the Intercreditor Agreement and the Senior Secured Notes Indenture, and (ii) copies of the amendments to the existing Mortgages (as defined in the Restated Credit Agreement) described in Section 6.1(a)(iv) of the Restated Credit Agreement, and has consented to the execution and recording thereof.

This Reaffirmation shall inure to the benefit of, and be binding upon, the Agent, the Lenders, the Senior Secured Notes Agent, the other Senior Secured Notes Claimholders, and each of their respective successors and assigns.

This Reaffirmation may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.  Receipt by facsimile or other electronic transmission (including PDF) of an executed signature page shall constitute effective delivery of such signature page.

THIS REAFFIRMATION SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

[Signature pages follow]

2

IN WITNESS WHEREOF, each of the Borrowers have signed this Ratification on the date first above written.

BANK OF AMERICA, N.A.,
as ABL Agent

By:	/s/ Christopher M. O’Halloran
Name:	Christopher M. O’Halloran
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee and Collateral Agent under the Senior Secured Notes Indenture and Collateral Agent under the Senior Secured Notes Documents, as Senior Secured Notes Agent

By:	/s/ Karen R. Beard
Name:	Karen R. Beard
Title:	Vice President

[ Signature Page to Reaffirmation ]

ACCEPTED AND AGREED TO:

CLEAN HARBORS, INC.

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President and
Chief Financial Officer

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, INC.
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PPM, LLC

[ Signature Page to Reaffirmation ]

CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HARBOR MANAGEMENT CONSULTANTS, INC.
HILLIARD DISPOSAL, LLC
MURPHY’S WASTE OIL SERVICE, INC.
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
TULSA DISPOSAL, LLC

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President and Treasurer

ARC ADVANCED REACTORS AND COLUMNS, LLC
CLEAN HARBORS CATALYST TECHNOLOGIES, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS INDUSTRIAL SERVICES, INC.

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President, Chief Financial Officer
and Treasurer

PLAQUEMINE REMEDIATION SERVICES, LLC

By:	/s/ William Geary
Name:	William Geary
Title:	Manager

[ Signature Page to Reaffirmation ]